Exhibit 99.1

Investor Relations Contact:

Tommy Lewis, Chief Transformation Officer & Chief of Staff to the CEO

(615) 614-4576

investor.relations@tivityhealth.com

TIVITY HEALTH REPORTS FIRST-QUARTER 2019 RESULTS

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REPORTS REVENUES OF $214.1 MILLION

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AFFIRMS FINANCIAL GUIDANCE FOR 2019

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NUTRISYSTEM INTEGRATION ON TRACK

NASHVILLE, Tenn. (May 8, 2019) - Tivity Health, Inc. (NASDAQ:TVTY) today announced financial results for the first quarter ended March 31, 2019.  The Company completed the acquisition of Nutrisystem, Inc., on March 8, 2019.  These first quarter results include the impact of 24 days of Nutrisystem ownership by the Company.

First-Quarter 2019 Financial Highlights

•	Revenues increased by 42.8% to $214.1 million, including Nutrisystem revenues of $57.6 million. This compares to revenues of $149.9 million for the first quarter of 2018.

•

Net income was $4.2 million compared to $21.3 million for the first quarter of 2018.  Adjusted net income was $21.9 million compared to $21.3 million for the first quarter of 2018.  Adjusted net income for the first quarter of 2019 excludes a total of $18.6 million of pre-tax acquisition, integration, and restructuring costs incurred in connection with the acquisition of Nutrisystem, $1.3 million of pre-tax amortization of intangible assets, and $2.7 million of tax adjustments related to the acquisition. See pages 11-13 for a reconciliation of non-GAAP financial measures.

•

Net income per diluted share was $0.10 compared to $0.49 for the first quarter of 2018.  Adjusted net income per diluted share was $0.51 compared to $0.49 for the first quarter of 2018.  Adjusted net income per diluted share for the first quarter of 2019 excludes $0.32 per diluted share related to acquisition, integration, and restructuring costs in connection with the Nutrisystem acquisition, $0.02 per diluted share related to amortization of intangible assets, and $0.06 per diluted share related to tax adjustments. See pages 11-13 for a reconciliation of non-GAAP financial measures.

•

Adjusted EBITDA for the first quarter of 2019 was $39.5 million, which includes $13.3 million from Nutrisystem and excludes $18.6 million of acquisition, integration, and restructuring costs associated with the Nutrisystem acquisition.  This compares to adjusted EBITDA of $33.1 million, for the first quarter of 2018. See pages 11-13 for a reconciliation of non-GAAP financial measures.

TVTY Reports First-Quarter Results

May 8, 2019

TIVITY HEALTH, INC.

Financial Highlights

(Dollars in millions, except per-share data)

See pages 11-13 for a reconciliation of non-GAAP financial measures

	Three Months Ended March 31,
	2019	2018
Revenues	$214.1	$149.9

Per diluted share:
Net income, GAAP basis	$0.10	$0.49
Acquisition and integration costs	0.30	—
Restructuring charges	0.03	—
Amortization of intangible assets	0.02	—
Tax adjustments	0.06	—
Adjusted net income, non-GAAP basis (1)	$0.51	$0.49

Weighted average diluted common shares outstanding (in thousands)	43,183	43,589

Adjusted EBITDA	$39.5	$33.1

(1) Figures may not add due to rounding.

“I am pleased with Tivity Health’s first quarter financial results.  Additionally, the combination of our first-ever SilverSneakers® national television advertising campaign, coupled with our digital strategy, contributed to an increase in total visits.  We also saw increased subscriptions in Prime® Fitness,” said Donato Tramuto, Tivity Health’s Chief Executive Officer. “We closed our acquisition of Nutrisystem on March 8, 2019 and the Nutrition segment benefited from strong adjusted EBITDA, due to better than expected March program starts and timing of marketing spend.  As a result of the successful media and digital strategy in the first quarter, we plan to leverage Nutrisystem’s media and marketing expertise to further increase enrollment and engagement in SilverSneakers and Prime Fitness.”

Tramuto continued, “We are pleased that Medicare Advantage plans will soon be able to provide coverage for a wider variety of benefits that are not primarily health-related as CMS adds coverage for social determinants of health. As Dr. William Shrank, Chief Medical Officer of Humana, Inc., has stated, “Addressing food insecurity, social isolation and loneliness is at the heart of our Bold Goal initiative.  To improve the health of the communities we serve, we need partners like Tivity Health who share our commitment to improve overall health with solutions that address social determinants.”

TVTY Reports First-Quarter Results

May 8, 2019

Segment Results

As of March 2019, Tivity Health is presenting results using two reportable segments:  Healthcare and Nutrition.  The Healthcare segment includes products and solutions from the legacy Tivity Health business, and the Nutrition segment includes products and solutions from the legacy Nutrisystem business.

Healthcare Segment – Revenue was $156.5 million, which is 4.4% higher than revenue for the first quarter of 2018.  Adjusted EBITDA was $26.1 million, which is 21% lower than adjusted EBITDA for the first quarter of 2018, primarily due to our planned shift in annual marketing spend to the first quarter of 2019, which we believe successfully drove more SilverSneakers visits and Prime subscribers to start the year, with a slight increase in cost per visit in line with our expectations.  See pages 11-13 for a reconciliation of non-GAAP financial measures.

Nutrition Segment – Revenue was $57.6 million, and Adjusted EBITDA was $13.3 million for the 24-day period March 8, 2019 through March 31, 2019.

“Our integration efforts are going well and we are on track to deliver the $9 million to $12 million of cost synergies for 2019 previously discussed,” said Adam Holland, Tivity Health’s Chief Financial Officer.

2019 Financial Guidance

On February 19, 2019, before the close of the transaction, Tivity Health announced preliminary combined 2019 financial guidance that included both Tivity Health and Nutrisystem.  Following the close of the transaction, Tivity Health affirms prior guidance for revenue, adjusted EBITDA and cost synergies and provides additional details for combined financial guidance for 2019. This combined financial guidance includes the expected results for the Healthcare segment for the full year 2019 and the expected results for the Nutrition segment from March 8, 2019 through December 31, 2019:

•	revenues in a range of $1,146 million to $1,177 million;
•	adjusted EBITDA in a range of $240 million to $258 million;
•	including cost synergies in a range of $9 million to $12 million;
•	earnings per diluted share in a range of $1.35 to $1.67; and
•	adjusted earnings per diluted share in a range of $2.24 to $2.52.

The guidance for adjusted EBITDA and adjusted earnings per diluted share reflects the exclusion of:

•	expected pre-tax acquisition, integration, and restructuring expenses in a range of $33 million to $35 million, which includes both cash and non-cash expenses;
•	expected amortization expense of approximately $17 million related to intangible assets; and
•	tax adjustments during the first quarter of 2019 of $2.7 million related to the acquisition.

See pages 11-13 for a reconciliation of adjusted earnings per diluted share guidance to earnings per diluted share guidance.

The Company’s guidance for 2019 also includes:

•	depreciation expense of approximately $17 million;

TVTY Reports First-Quarter Results

May 8, 2019

•	interest expense in a range of $79 million to $81 million, of which approximately $11 million is non-cash expense;
•	an effective tax rate of approximately 28% for each of the three remaining quarters of 2019;
•	weighted average diluted shares outstanding of approximately 47 million;
•	free cash flow, including cash paid for interest, in a range of $70 million to $80 million; and
•	capital expenditures in a range of $22 million to $24 million.

Conference Call

Tivity Health will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live by dialing 877-683-2218 or 647-689-5447 for international callers and referencing code 1976866 or over the Internet by going to www.tivityhealth.com and clicking "Investors" at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 800-585-8367 or 416-621-4642 for international callers, code 1976866, and the replay will also be available on the Company's website for the next 12 months.

About Tivity Health

Tivity Health®, Inc. (Nasdaq: TVTY) is a leading provider of health improvement, nutrition, fitness and social engagement solutions at scale to improve clinical outcomes, reduce healthcare costs and create opportunities to feel better, work better and live better. With decades of clinical and operational expertise, Tivity Health touches millions of consumers through its integrated portfolio of brands and works directly with hundreds of healthcare practitioners and many of the nation's largest payers and employers. Tens of millions of Americans are currently eligible for Tivity Health's SilverSneakers®, Prime® Fitness, WholeHealth Living™ and flip50™ programs and millions of people have lost weight with Nutrisystem®, South Beach Diet® and DNA BodyBlueprint™. As part of its commitment to tackling social isolation and loneliness, in 2017, Tivity Health launched a rural aging initiative to address challenges unique to older adults in rural communities. Learn more at TivityHealth.com.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP measures to the comparable GAAP measures are included on pages 11-13. Certain of the non-GAAP measures included in this press release are forward-looking, and reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the financial impact of certain items.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain statements that are “forward-looking” statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon current expectations and include all statements that are not historical statements of fact and those regarding the intent, belief or expectations, including, without limitation, statements that are accompanied by words such as “will,” “expect,” “outlook,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” or other similar words, phrases or expressions and variations or negatives of these words. These forward-looking

TVTY Reports First-Quarter Results

May 8, 2019

statements include, but are not limited to, statements regarding the Company’s future financial performance and the Company’s acquisition of Nutrisystem, Inc. (“Nutrisystem”), as well as the expected benefits, synergies or opportunities of such acquisition. Readers of this press release should understand that these statements are not guarantees of performance or results. Many risks and uncertainties could affect actual results and cause them to vary materially from the forward-looking statements.

These risks and uncertainties include, among other things: the market’s acceptance of the Company’s new products and services; the Company’s ability to develop and implement effective strategies and to anticipate and respond to strategic changes, opportunities, and emerging trends in the Company’s industry and/or business, as well as to accurately forecast the related impact on the Company’s revenues and earnings; the risk that expected benefits, synergies and growth opportunities of the Company’s acquisition of Nutrisystem may not be achieved in a timely manner or at all, including that the acquisition may not be accretive within the expected timeframe or to the extent anticipated; the Company’s ability to successfully integrate Nutrisystem's business or any other new or acquired businesses, services, technologies, solutions, or products into the Company’s business and to accurately forecast the related costs; the risk that the significant indebtedness incurred in connection with the Company’s acquisition of Nutrisystem may limit the Company’s ability to adapt to changes in the economy or market conditions, expose the Company to interest rate risk for the variable rate indebtedness and require a substantial portion of cash flows from operations to be dedicated to the payment of indebtedness; the Company’s ability to service its debt, make principal and interest payments as those payments become due, and remain in compliance with its debt covenants; the Company’s ability to obtain adequate financing to provide the capital that may be necessary to support its current or future operations; the risks associated with changes in macroeconomic conditions, geopolitical turmoil and the continuing threat of domestic or international terrorism; the impact of any impairment of the Company’s goodwill, intangible assets, or other long-term assets; the risks associated with the potential failures of the Company’s information systems; the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of the Company’s information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties, loss, misappropriation, disclosure or corruption of customer, employee or Company information, or other data subject to privacy laws and may lead to a disruption in the Company’s business, costs to modify, enhance, or remediate the Company’s cybersecurity measures, enforcement actions, fines or litigation against the Company, or damage to its business reputation; the impact of any new or proposed legislation, regulations and interpretations relating to Medicare, Medicare Advantage, Medicare Supplement, as well as privacy and security laws; the Company’s ability to attract, hire, or retain key personnel or other qualified employees and to control labor costs; the effectiveness of the reorganization of the Company’s business and its ability to realize the anticipated benefits thereof; the Company’s ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed its resources; the impact of legal proceedings involving the Company and/or its subsidiaries, including any potential claims related to intellectual property rights; the Company’s ability to enforce its intellectual property rights; the risks associated with deriving a significant concentration of the Company’s revenues from a limited number of its Healthcare segment customers, many of whom are health plans; the Company’s ability and/or the ability of its Healthcare segment customers to enroll participants and to accurately forecast their level of enrollment and participation in the Company’s programs in a manner and within the timeframe anticipated by the Company; the Company’s ability to sign, renew and/or maintain contracts with the Company’s Healthcare segment customers and/or its partner locations under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; the ability of the Company’s Healthcare segment customers to maintain the number of covered lives enrolled in the plans during the terms

TVTY Reports First-Quarter Results

May 8, 2019

of the Company’s agreements; the impact of severe or adverse weather conditions and the potential emergence of a health pandemic or an infectious disease outbreak on member participation in the Company’s Healthcare segment programs; the impact of healthcare reform on the Company’s business; the effectiveness of the Company’s marketing and advertising programs; loss, or disruption in the business, of any of the Company’s food suppliers or its fulfillment provider, or disruptions in the shipping of the Company’s food products for its Nutrition segment; the impact of any claims that the Company’s Nutrition segment personnel are unqualified to provide proper weight loss advice; the impact of health or advertising related claims by the Company’s Nutrition segment customers; competition from other weight management industry participants or the development of more effective or more favorably perceived weight management methods; loss of any of the Company’s Nutrition segment third-party retailer agreements and any obligations associated with such loss; the Company’s ability to continue to develop innovative weight loss programs and enhance its existing programs, or the failure of the Company’s programs to continue to appeal to the market; the impact of claims from the Company’s Nutrition segment competitors regarding advertising or other marketing practices; the Company’s ability to develop and commercially introduce new products and services; the Company’s ability to receive referrals from existing Nutrition segment customers, a decline in which could adversely impact customer acquisition costs; failure to attract or negative publicity with respect to any of the Company’s spokespersons; the Company’s ability to anticipate change and respond to emerging trends for customer preferences and the impact of the same on demand for the Company’s services and products; negative publicity with respect to the weight loss industry; the impact of increased governmental regulation on the Company’s Nutrition segment; claims arising from the sale of ingested products; and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC. Except as required by law, the Company undertakes no obligation to update any such forward-looking statements to reflect new information, subsequent events or circumstances.

TVTY Reports First-Quarter Results

May 8, 2019

TIVITY HEALTH, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	March 31, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$18,788	$1,933
Accounts receivable, net	120,800	67,139
Inventories	32,469	—
Prepaid expenses	13,116	3,655
Income taxes receivable	2,518	720
Other current assets	5,658	4,658
Total current assets	193,349	78,105

Property and equipment, net of accumulated depreciation of $32,927 and $30,711 respectively	47,985	16,341
Right-of-use assets	46,747	—
Intangible assets, net	975,729	29,049
Goodwill, net	780,351	334,680
Other long-term assets	26,427	23,904
Total assets	$2,070,588	$482,079

Current liabilities:
Accounts payable	$88,083	$29,103
Accrued salaries and benefits	8,696	6,512
Accrued liabilities	51,576	42,563
Deferred revenue	16,129	582
Income taxes payable	493	—
Current portion of debt	44,900	57
Current portion of lease liabilities	14,808	—
Current portion of long-term liabilities	1,455	2,255
Total current liabilities	226,140	81,072

Long-term debt	1,066,940	30,589
Long-term lease liabilities	35,166	—
Long-term deferred tax liability	225,039	319
Other long-term liabilities	139	1,098

Stockholders' equity:
Preferred stock $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common Stock $.001 par value, 120,000,000 shares authorized, 47,679,712 and 41,049,418 shares outstanding, respectively	47	41
Additional paid-in capital	491,548	347,487
Retained earnings	53,751	49,655
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Total stockholders' equity	517,164	369,001
Total liabilities and stockholders' equity	$2,070,588	$482,079

TVTY Reports First-Quarter Results

May 8, 2019

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues	$214,094	$149,930
Cost of services (exclusive of depreciation and amortization of $2,008 and $975, respectively, included below)	140,338	105,396
Marketing expenses	24,149	2,887
Selling, general and administrative expenses	27,186	8,577
Depreciation and amortization	3,582	1,123
Restructuring and related charges	1,591	—
Operating income	17,248	31,947

Interest expense	7,666	3,454
Income before income taxes	9,582	28,493

Income tax expense	5,368	7,157
Net income	4,214	21,336

Earnings per share:
Basic	$0.10	$0.54
Diluted	$0.10	$0.49

Comprehensive income	$4,214	$21,336

Weighted average common shares and equivalents:
Basic	42,745	39,783
Diluted	43,183	43,589

TVTY Reports First-Quarter Results

May 8, 2019

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$4,214	$21,336
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,582	1,123
Amortization and write-off of deferred loan costs	900	522
Amortization of debt discount	389	2,044
Share-based employee compensation expense	2,359	1,410
Deferred income taxes	4,355	7,090
Increase in accounts receivable, net	(31,123)	(12,712)
Decrease in inventory	6,025	—
Decrease in other current assets	168	2,037
Increase (decrease) in accounts payable	6,555	(916)
Decrease in accrued salaries and benefits	(767)	(9,007)
Increase (decrease) in other current liabilities	5,576	(1,185)
Increase in deferred revenue	2,309	—
Other	660	625
Net cash flows provided by operating activities	$5,202	$12,367

Cash flows from investing activities:
Acquisition of property and equipment	$(3,898)	$(1,946)
Business acquisitions, net of cash acquired	(1,062,818)	—
Net cash flows used in investing activities	$(1,066,716)	$(1,946)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	$1,274,925	$8,400
Payments of long-term debt	(167,134)	(8,793)
Payments related to tax withholding for share-based compensation	(342)	(894)
Exercise of stock options	234	771
Deferred loan costs	(30,189)	—
Change in cash overdraft and other	891	378
Net cash flows provided by (used in) financing activities	$1,078,385	$(138)

Effect of exchange rate changes on cash	$(16)	$69

Net (decrease) increase in cash and cash equivalents	$16,855	$10,352

Cash and cash equivalents, beginning of period	$1,933	$28,440

Cash and cash equivalents, end of period	$18,788	$38,792

TVTY Reports First-Quarter Results

May 8, 2019

TIVITY HEALTH, INC.

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended March 31, 2019
	Healthcare	Nutrition	Consolidated

Revenues	$156,527	$57,567	$214,094

Adjusted EBITDA	$26,129	$13,344	$39,473
Acquisition and integration costs			$17,052
Restructuring and related charges			1,591
Interest expense			7,666
Depreciation and amortization			3,582
Income before income taxes			$9,582

TVTY Reports First-Quarter Results

May 8, 2019

TIVITY HEALTH, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(Unaudited)

Reconciliation of Adjusted EBITDA, Non-GAAP Basis

to Net Income, GAAP Basis (in thousands)

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018
Adjusted EBITDA, non-GAAP basis (1)	$39,473	$33,070
Acquisition and integration costs (2)	(17,052)	—
Restructuring charges (3)	(1,591)	—
EBITDA, non-GAAP basis (4)	$20,830	$33,070
Depreciation and amortization	(3,582)	(1,123)
Interest expense	(7,666)	(3,454)
Income tax expense	(5,368)	(7,157)
Net income, GAAP basis	$4,214	$21,336

(1)

Adjusted EBITDA is a non-GAAP financial measure.  The Company excludes acquisition and integration costs and restructuring charges from this measure because of its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider Adjusted EBITDA in isolation or as a substitute for net income determined in accordance with U.S. GAAP.  Additionally, because Adjusted EBITDA may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

(2)	Acquisition and integration costs consists of pre-tax charges of $17,052 for the three months ended March 31, 2019 incurred in connection with the acquisition and integration of Nutrisystem.
(3)	Restructuring charges consists of pre-tax charges of $1,591 for the three months ended March 31, 2019 primarily related to the restructuring of corporate support infrastructure.
(4)

EBITDA is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider EBITDA in isolation or as a substitute for net income determined in accordance with U.S. GAAP.

Reconciliation of Free Cash Flow, Non-GAAP Basis to

Net Cash Flows Provided By Operating Activities, GAAP Basis (in thousands)

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018
Free cash flow, non-GAAP basis (5)	$1,304	$10,421
Acquisition of property and equipment	3,898	1,946
Net cash flows provided by operating activities, GAAP basis	$5,202	$12,367

(5)

Free cash flow is a non-GAAP financial measure and is defined by the Company as net cash flows provided by operating activities less acquisition of property and equipment.  The Company believes free cash flow is a useful measure of performance and an indication of the strength of the Company and its ability to generate cash.  The Company believes it is useful to investors to provide disclosures of its results on the same basis as that used by management.  You should not consider free cash flow in isolation or as a substitute for net cash flows provided by operating activities determined in accordance with U.S. GAAP. Additionally, because free cash flow may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

TVTY Reports First-Quarter Results

May 8, 2019

Reconciliation of Adjusted Net Income, Non-GAAP Basis and

Adjusted Net Income Per Diluted Share, Non-GAAP Basis

to Net Income, GAAP Basis (in thousands) and Earnings Per Share (“EPS”), GAAP Basis

	Three Months Ended March 31, 2019
	$ in thousands	Per Share
Adjusted net income, non-GAAP basis (6)	$21,930	$0.51
Net loss attributable to acquisition, integration, and restructuring costs (7)	(13,982)	(0.32)
Net loss attributable to amortization of intangible assets (8)	(989)	(0.02)
Loss attributable to tax adjustments (9)	(2,745)	(0.06)
Net income, GAAP basis(10)	$4,214	$0.10

(6)

Adjusted net income and adjusted net income per diluted share are non-GAAP financial measures.  The Company excludes net loss attributable to acquisition, integration, and restructuring costs, amortization of intangible assets, and tax adjustments from these measures because of their comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider adjusted net income from or adjusted net income per diluted share in isolation or as a substitute for net income or EPS determined in accordance with U.S. GAAP.  Additionally, because adjusted net income and adjusted net income per diluted share may be defined differently by other companies in the Company’s industry, the non-GAAP financial measures presented here may not be comparable to similarly titled measures of other companies.

(7)

Net loss attributable to acquisition, integration, and restructuring costs consists of pre-tax charges of $18,642 for the three months ended March 31, 2019 incurred in connection with the acquisition and integration of Nutrisystem. The tax rate applied to this expense was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(8)

Net loss attributable to amortization of intangible assets consists of pre-tax charges of $1,320 for the three months ended March 31, 2019 related to the amortization of certain definite lived intangible assets recorded as part of the acquisition of Nutrisystem. The tax rate applied to this expense was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(9)

On the date of the acquisition of Nutrisystem, we evaluated the realizability of beginning-of-the-year deferred tax assets and increased the valuation allowance on deferred tax assets related to state net operating loss carryforwards by $1,791. In addition, we recorded a $954 reduction in deferred tax assets related to state income tax credits.

(10)	Figures may not add due to rounding.

TVTY Reports First-Quarter Results

May 8, 2019

Reconciliation of Adjusted EPS Guidance, Non-GAAP Basis

to EPS Guidance, GAAP Basis

For the Year Ending December 31, 2019

Adjusted EPS guidance, non-GAAP basis (11)	$2.24 – 2.52
EPS (loss) guidance attributable to acquisition, integration, and restructuring costs (12)	(0.56 – 0.53)
EPS (loss) guidance attributable to amortization of intangible assets (13)	(0.27)
EPS (loss) guidance attributable to tax adjustments (14)	(0.06)
EPS guidance, GAAP basis (15)	$1.35 – 1.67

(11)

Adjusted EPS guidance is a non-GAAP financial measure.  The Company excludes EPS (loss) guidance attributable to acquisition, integration, and restructuring costs, amortization of intangible assets, and tax adjustments from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider adjusted EPS guidance in isolation or as a substitute for EPS guidance determined in accordance with U.S. GAAP.  Additionally, because adjusted EPS guidance may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

(12)

EPS (loss) guidance attributable to acquisition, integration, and restructuring costs consists of pre-tax charges in a range of $33,000 to $35,000 incurred in connection with the acquisition and integration of Nutrisystem. The tax rate applied to this expense was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(13)

EPS (loss) guidance attributable to amortization of intangible assets consists of pre-tax charges of approximately $17,000 related to the amortization of certain definite-lived intangible assets recorded as part of the acquisition of Nutrisystem. The tax rate applied to this expense was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(14)

On the date of the acquisition of Nutrisystem, we evaluated the realizability of beginning-of-the-year deferred tax assets and increased the valuation allowance on deferred tax assets related to state net operating loss carryforwards by $1,791. In addition, we recorded a $954 reduction in deferred tax assets related to state income tax credits.

(15)	Figures may not add due to rounding.